UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2020

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-236260	82-3829328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

601 N. State Road 7, Plantation, Florida	33317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On June 9, 2020, a subsidiary of the Company, LMP Motors.com, LLC, a Delaware limited liability company (“LMP LLC”), entered into a commercial contract (the “HQ REPA”) with ST RXR Investments, LLC, a Delaware limited liability company (“STX”), an entity wholly owned and controlled by the Company’s President and Chief Executive Officer, Sam Tawfik. Pursuant to the HQ REPA, LMP LLC acquired from STX the Company's headquarters and fulfillment, sales, rental and subscriptions center located at 601 N. State Road 7, Plantation, Florida 33317 in exchange for an aggregate amount of approximately $3,600,000. As a related party transaction, the HQ REPA was reviewed and approved by the Audit Committee of the Company’s Board of Directors. The transaction is subject to certain customary conditions and is expected to close on or before July 1, 2020.

The HQ REPA is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the HQ REPA and the transaction contemplated thereby is not complete and is qualified in its entirety by the contents of the HQ REPA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2020, the Company announced the hiring of William E. Myers II, age 53, as Chief Financial Officer (“CFO”), effective July 1, 2020.

Since 2018, Mr. Myers served as Executive Vice President, Chief Financial Officer and Treasurer of TravelCenters of America, Inc. (“TA”), where he served as a transformational change agent who turned around struggling financial and accounting functions by optimizing workforces, accelerating reporting, streamlining processes, and igniting cultural change. From 2014 to 2017, Mr. Myers served as Senior Vice President and Chief Accounting Officer of TA. Prior to joining TA, Mr. Myers worked as Vice President Technical Accounting and Reporting at Eaton Corporation, where he managed the internal audit department as well as mergers and acquisitions, due diligence, valuation of assets and liabilities and directed the integration activities for several acquisitions.

Mr. Myers will receive an annual base salary of $325,000 per year. He will also receive a one-time signing bonus of $77,000, which includes reimbursement for relocation expenses. In addition, Mr. Myers will receive options to purchase 20,000 shares of the Company’s common stock at an exercise price of $10.07. The options will vest pro rata on an annual basis over a two-year period.

A copy of the press release announcing the hiring of Mr. Myers is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Commercial Contract, dated as of June 9, 2020, by and between LMP Motors.com, LLC and ST RXR Investments, LLC.
99.1	Press Release, dated June 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

June 15, 2020	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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